Exhibit 99.1
Axonics Reports Second Quarter 2024 Financial Results
Generated record revenue, gross margin and net income in 2Q24

IRVINE, Calif. – August 1, 2024 – Axonics, Inc. (Nasdaq: AXNX), a medical technology company that develops, manufactures and commercializes innovative and minimally invasive products to treat bladder and bowel dysfunction, today reported financial results for the three months ended June 30, 2024.

“Axonics continued to execute at a high level in the second quarter, generating record revenue and setting new high-water marks for gross margin and adjusted EBITDA margin,” said Raymond W. Cohen, chief executive officer. “Revenue growth of 23% year over year was driven by higher utilization at existing customers and the onboarding of new accounts. Axonics also generated record net income in the second quarter, a result of gross margin expansion from higher manufacturing yields and continued operating leverage.”

Mr. Cohen continued, “We remain confident that our commitment to innovation, quality, direct-to-consumer advertising and providing strong clinical support will continue to expand the sacral neuromodulation market and propel Axonics on its path to market leadership. We look forward to the global impact the Axonics portfolio of life-changing incontinence therapies can make as part of Boston Scientific as we endeavor to treat more patients than ever before.”

Second Quarter 2024 Financial Results
•Net revenue was $114.6 million, an increase of 23% compared to the prior year period.
◦Sacral neuromodulation revenue was $91.2 million, an increase of 23% compared to the prior year period.
◦Bulkamid revenue was $23.4 million, an increase of 25% compared to the prior year period.
•Gross margin was 77.8% compared to 75.6% in the prior year period.
•Operating expenses were $85.5 million compared to $82.3 million in the prior year period.
•Net income was $6.9 million compared to a net loss of $7.3 million in the prior year period.
•Adjusted EBITDA was $23.4 million compared to $18.4 million in the prior year period.
•Cash, cash equivalents, short-term investments and restricted cash were $362 million as of June 30, 2024.
About Axonics
Axonics is a global medical technology company that is developing and commercializing novel products for adults with bladder and bowel dysfunction. Axonics ranked No. 2 on the 2023 Financial Times ranking of the fastest growing companies in the Americas after being ranked No. 1 in 2022.

Axonics® sacral neuromodulation systems provide adults with overactive bladder and/or fecal incontinence with long-lived, easy to use, safe, clinically effective therapy. In addition, the company’s best-in-class urethral bulking hydrogel, Bulkamid®, provides safe and durable symptom relief to women with stress urinary incontinence. In the U.S., moderate to severe urinary incontinence affects an estimated 28 million women and fecal incontinence affects an estimated 19 million adults. For more information, visit www.axonics.com.

Use of Non-GAAP Financial Measures
To supplement Axonics’ consolidated financial statements prepared in accordance with generally accepted accounting principles (GAAP), Axonics provides certain non-GAAP financial measures in this release as supplemental financial metrics.

Adjusted EBITDA is calculated as net loss before other income/expense (including interest), income tax expense (benefit), depreciation and amortization expense, stock-based compensation expense, acquisition-related costs, cash compensation in lieu of equity compensation due to pending merger, acquired in-process research and development expense, loss on disposal of property and equipment, and expense related to impairment of intangible assets. Management believes that in order to properly understand short-term and long-term financial trends, investors may want to consider the impact of these excluded items in addition to GAAP measures. The excluded items vary in frequency and/or impact on our results of operations and management believes that the excluded items are typically not reflective of our ongoing core business operations and financial condition. Further, management uses adjusted EBITDA for both strategic and annual operating planning. A reconciliation of adjusted EBITDA reported in this release to the most comparable GAAP measure for the respective periods appears in the table captioned “Reconciliation of GAAP Net Loss to Adjusted EBITDA” later in this release.

The non-GAAP financial measures used by Axonics may not be the same or calculated in the same manner as those used and calculated by other companies. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for Axonics’ financial results prepared and reported in accordance with GAAP. We urge investors to review the reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures included in this press release, and not to rely on any single financial measure to evaluate our business.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words like “may,” “will,” “likely,” “should,” “expect,” “anticipate,” “future,” “plan,” “believe,” “intend,” “goal,” “seek,” “endeavor,” “estimate,” “project,” “continue,” and variations of such words and similar expressions. These forward-looking statements are not guarantees of future performance and involve risks, assumptions, and uncertainties, including, but not limited to, risks related to: Axonics’ ability to consummate the transactions contemplated by the Agreement and Plan of Merger, dated January 8, 2024 (the “Merger Agreement”), by and among Axonics, Boston Scientific Corporation (“Boston Scientific”), and Sadie Merger Sub, Inc., a wholly owned subsidiary of Boston Scientific (“Merger Sub”), providing for the merger of Merger Sub with and into Axonics with Axonics continuing as the surviving company and a wholly owned subsidiary of Boston Scientific (the “Merger”), in a timely manner or at all; the risk that the Merger Agreement may be terminated in circumstances requiring the payment by Axonics of a termination fee; the satisfaction (or waiver) of the conditions to the closing of the Merger; potential delays in consummating the Merger; the occurrence of any event, change or other circumstance or condition that could give rise to termination of the Merger Agreement; Axonics’ ability to timely and successfully realize the anticipated benefits of the Merger; the ability to successfully integrate the businesses of Axonics and Boston Scientific; the effect of the announcement or pendency of the Merger on Axonics’ current plans, business relationships, operating results and business generally; the effect of limitations placed on Axonics’ business under the Merger Agreement; significant transaction costs and unknown liabilities; litigation or regulatory actions related to the Merger Agreement or Merger; FDA or other U.S. or foreign regulatory or legal actions or changes affecting Axonics or Axonics’ industry; the results of any ongoing or future legal proceedings, including the litigation with Medtronic, Inc., Medtronic Puerto Rico Operations Co., Medtronic Logistics LLC and Medtronic USA, Inc. (the “Medtronic Litigation”); any termination or loss of intellectual property rights, including as a result of the Medtronic Litigation; introductions and announcements of new technologies by Axonics, any commercialization partners or Axonics’ competitors, and the timing of these introductions and announcements; changes in macroeconomic and market conditions and volatility, including the risk of recession, inflation, supply chain constraints or disruptions and rising interest rates; and economic and market conditions in general and in the medical technology industry specifically, including the size and growth, if any, of Axonics’ markets, and risks related to other factors described under “Risk Factors” in other reports and statements filed with the U.S. Securities and Exchange Commission (“SEC”), including Axonics’ most recent Annual Report on Form 10-K, which is available on the investor relations section of Axonics’ website at www.axonics.com and on the SEC’s website at www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by these forward-looking statements. Therefore, you should not rely on any of these forward-looking statements.

The forward-looking statements included in this press release are made only as of the date of this press release, and except as otherwise required by federal securities law, Axonics does not assume any obligation nor does it intend to publicly update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

Axonics contact:
Neil Bhalodkar
IR@axonics.com

Axonics, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share data)

	June 30,	December 31,
	2024	2023
	(unaudited)
ASSETS
Current assets
Cash and cash equivalents	$168,619	$104,811
Short-term investments	174,792	240,149
Accounts receivable, net of allowance for credit losses of $1,111 and $442 at June 30, 2024 and December 31, 2023, respectively	57,221	57,243
Inventory, net	105,428	79,940
Prepaid expenses and other current assets	6,003	9,279
Total current assets	512,063	491,422
Restricted cash	18,629	12,714
Property and equipment, net	18,382	10,760
Intangible assets, net	76,333	81,375
Other assets	23,183	24,235
Goodwill	98,747	99,417
Total assets	$747,337	$719,923

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$19,316	$18,452
Accrued liabilities	11,042	10,527
Accrued compensation and benefits	24,793	15,060
Operating lease liabilities, current portion	2,022	1,777
Total current liabilities	57,173	45,816
Operating lease liabilities, net of current portion	30,431	25,840
Deferred tax liabilities, net	16,417	10,703
Total liabilities	104,021	82,359
Commitments and contingencies
Stockholders’ equity
Preferred stock, par value $0.0001 per share; 10,000,000 shares authorized, no shares issued and outstanding at June 30, 2024 and December 31, 2023	—	—
Common stock, par value $0.0001, 75,000,000 shares authorized at June 30, 2024 and December 31, 2023; 51,014,562 and 50,770,520 shares issued and outstanding at June 30, 2024 and December 31, 2023, respectively	5	5
Additional paid-in capital	1,052,429	1,033,778
Accumulated deficit	(392,565)	(380,352)
Accumulated other comprehensive loss	(16,553)	(15,867)
Total stockholders’ equity	643,316	637,564
Total liabilities and stockholders’ equity	$747,337	$719,923

Axonics, Inc.
Consolidated Statements of Comprehensive Income (Loss)
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Net revenue	$114,565	$92,894	$205,974	$163,544
Cost of goods sold	25,422	22,704	47,578	40,854
Gross profit	89,143	70,190	158,396	122,690
Operating expenses
Research and development	12,792	8,949	23,848	17,005
General and administrative	16,327	10,713	31,431	22,881
Sales and marketing	51,444	44,270	107,635	86,924
Amortization of intangible assets	2,247	2,279	4,501	4,501
Acquisition-related costs	2,652	602	6,479	2,368
Acquired in-process research & development	—	15,447	—	15,447
Total operating expenses	85,462	82,260	173,894	149,126
Income (loss) from operations	3,681	(12,070)	(15,498)	(26,436)
Other income (expense)
Interest and other income	4,702	4,250	8,675	7,878
Interest and other expense	(32)	174	(91)	857
Other income, net	4,670	4,424	8,584	8,735
Income (loss) before income tax expense (benefit)	8,351	(7,646)	(6,914)	(17,701)
Income tax expense (benefit)	1,452	(304)	5,299	(1,111)
Net income (loss)	6,899	(7,342)	(12,213)	(16,590)
Foreign currency translation adjustment	466	3,750	(686)	6,821
Comprehensive income (loss)	$7,365	$(3,592)	$(12,899)	$(9,769)

Net income (loss) per share, basic	$0.14	$(0.15)	$(0.24)	$(0.34)
Weighted-average shares used to compute basic net income (loss) per share	50,010,380	49,088,373	50,971,867	48,835,135
Net income (loss) per share, diluted	$0.13	$(0.15)	$(0.24)	$(0.34)
Weighted-average shares used to compute diluted net income (loss) per share	51,230,849	49,088,373	50,971,867	48,835,135

Axonics, Inc.
Net Revenue by Product and Region
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Sacral neuromodulation
United States	$89,076	$72,205	$158,916	$126,058
International	2,139	1,983	3,978	3,288
Sacral neuromodulation total	$91,215	$74,188	$162,894	$129,346

Bulkamid
United States	$18,306	$14,806	$33,525	$26,419
International	5,044	3,900	9,555	7,779
Bulkamid total	$23,350	$18,706	$43,080	$34,198
Total net revenue	$114,565	$92,894	$205,974	$163,544

Axonics, Inc.
Reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
GAAP Net income (loss)	$6,899	$(7,342)	$(12,213)	$(16,590)
Non-GAAP Adjustments:
Interest and other income	(4,702)	(4,250)	(8,675)	(7,878)
Interest and other expense	32	(174)	91	(857)
Income tax expense (benefit)	1,452	(304)	5,299	(1,111)
Depreciation and amortization expense	2,901	3,228	6,083	6,041
Stock-based compensation expense	8,611	11,204	18,162	21,918
Acquisition-related costs	2,652	602	6,479	2,368
Cash compensation in lieu of equity compensation due to pending merger	5,591	—	11,182	—
Acquired in-process research & development	—	15,447	—	15,447
Adjusted EBITDA	$23,436	$18,411	$26,408	$19,338